UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

11615 North Houston Rosslyn Houston, Texas		77086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2006, Boots & Coots International Well Control, Inc. (the “Company”) and Wells Fargo Bank, N.A., executed, effective as of November 30, 2006, an amendment to the Company’s $10.3 million revolving credit facility. The amendment increases the Company’s maximum capital expenditures limit from $3 million in the aggregate per fiscal year to $10 million in the aggregate per fiscal year, plus up to an additional $3.8 million for specific equipment acquisitions. The Credit Agreement as modified remains in full force and effect and the other affirmative and negative covenants remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

Date: January 4, 2007	By:	/s/ Gabriel Aldape
Gabriel Aldape
Chief Financial Officer